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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2009, relating to the consolidated financial statements of Emclaire Financial Corp. and subsidiary, which is incorporated by reference in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Beard Miller Company LLP
Pittsburgh, Pennsylvania
September 16, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm